Exhibit A

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Eiger BioPharmaceuticals, Inc. is filed on behalf of each of the undersigned.

Date: October 24, 2018

INTERWEST PARTNERS X, L.P.

By:	InterWest Management Partners X, LLC
Its:	General Partner

By:	/s/ Arnold L. Oronsky
ARNOLD L. ORONSKY
Managing Director

INTERWEST MANAGEMENT PARTNERS X, LLC

By:	/s/ Arnold L. Oronsky
ARNOLD L. ORONSKY
Managing Director

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for Gilbert H. Kliman

/s/ Arnold L. Oronsky
Arnold L. Oronsky

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for Khaled A. Nasr

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for Keval Desai